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                                                                   EXHIBIT 10.2



                        SIXTH AMENDMENT TO AND ASSUMPTION
                               OF PROMISSORY NOTE

            This Sixth Amendment to and Assumption of Promissory Note (this "Sixth Amendment") is executed as of the 28th day of February, 2001, by DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation (the "DMSC"), DIVERSICARE AFTON OAKS, LLC, a Delaware limited liability company (the "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (the "Lender").

                                    RECITALS

            A. DMSC executed to the order of the Lender that certain Promissory Note dated December 27, 1996, in the principal amount of $3,750,000.00, as amended by that certain Amendment to Promissory Note dated November 30, 1999, by that certain Second Amendment to Promissory Note dated April 30, 2000, by that certain Third Amendment to Promissory Note dated June 30, 2000, by Memorandum of Lender dated December 8, 2000, by that certain Fourth Amendment to Promissory Note September 30, 2000, by that certain Fifth Amendment to Promissory Note dated December 31, 2000 and by that certain Memorandum of Lender dated January 26, 2001 (the "Note").

            B. For the business convenience of DMSC, in order to effect a reorganization of certain of its assets into newly formed limited liability companies, of which the Borrower is one, and in connection with the renewal, extension and refinancing of the indebtedness owed by DMSC to the Lender, DMSC desires to transfer, convey and assign to the Borrower, and Borrower is willing to assume, all of the rights, obligations and benefits of DMSC in and to the Note.

            C. Pursuant to that certain Assumption of Deed of Trust and Security Agreement dated as of December 1, 2000, by and between Diversicare Leasing Corp., a Tennessee corporation ("DLC"), and the Borrower, and of record under Clerk's File No. ###-##-#### in the Real Property Records of Harris County, Texas, the Borrower assumed title to the Property, more specifically described in the Deed of Trust and Security Agreement dated as of December 27, 1996, of record under Clerk's File No. S268193 in the Real Property Records of Harris County, Texas (the "Security Instrument"). The Borrower further assumed all rights, obligations, responsibilities, and liabilities contained in the Security Instrument.

            D. The Note matures on February 28, 2001, and the Borrower has requested that the Lender renew the debt evidenced by the Note and extend the Maturity Date of the Note. This Sixth Amendment is hereby attached to the Note and made a part thereof. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Note.

            E. The Lender has agreed to such renewal and extension on certain conditions, one of which is the execution of this Sixth Amendment by DMSC and the Borrower.





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            F. As an additional condition to the renewal and extension, the
Lender has required that the Borrower pay to the Lender a fee equal to one-half of one percent (0.5%) of the loan ($3,720,640) evidenced by the Note (the "Closing Fee"). One-half of the Closing Fee shall be paid upon execution of this Sixth Amendment. The remainder of the Closing Fee shall be paid to Lender by July 15, 2001.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the above Recitals, the Borrower and the Lender hereby amend the Note as follows:

        1. Assignment and Assumption. DMSC hereby transfers, conveys and assigns to the Borrower all of the rights, obligations and benefits of DMSC in, to and under the Note. The Borrower absolutely and unconditionally assumes and agrees to perform, keep, observe, meet and discharge all of the covenants, agreements, undertakings, liabilities and obligations provided for in the Note to be performed, kept, observed, met and discharged by DMSC. The Borrower agrees to be bound absolutely and unconditionally, from and after the effective date hereof, by all of the terms, conditions, covenants and agreements of the Note in the same manner and to the same extent as though each of them had been originally made, executed and delivered by the Borrower. From and after the effective date hereof, all references to DMSC in the Note shall be deemed to mean and include the Borrower, as applicable.

        2. Ratification. DMSC and the Borrower each agree that all of the terms and conditions contained and set forth in the Note are, and as amended by this Sixth Amendment shall remain, in full force and effect and are hereby ratified, approved and confirmed. DMSC and the Borrower acknowledge and agree that upon the occurrence of an Event of Default under the Note, the Lender, and its successors and/or assigns, shall be entitled to exercise any of the rights and remedies set forth in the Note. This Sixth Amendment shall in no way be construed to alter or impair any of the rights and remedies of the Lender thereunder upon the occurrence of any such Event of Default.

        3. Representations. The Borrower and DMSC each agree that all of the terms and conditions contained and set forth in the Note are, and as amended by this Sixth Amendment shall remain, in full force and effect and are hereby ratified, approved and confirmed. The Borrower and DMSC represent and warrant to the Lender that the Note is in full force and effect, that there are no amendments or modifications to the Note except as otherwise stated herein, that no uncured breaches or defaults exist under the Note as of the day hereof, and that no facts or circumstances exist, which with the giving of notice or passage of time, or both, would constitute a breach or default on the part of DMSC or the Borrower under the Note.

        4. No Release. DMSC understands and acknowledges that no release is given by the Lender to DMSC of any of the responsibility or liability of DMSC to the Lender for, and nothing contained herein shall be, is intended to be, or shall be deemed to be a novation, satisfaction or discharge of any of the obligations of DMSC under the Note and DMSC shall remain fully responsible therefore in the event of the failure of the Borrower to perform, keep, observe, meet and discharge the same as and when provided in the Note.




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        5. The face amount of the Note and the definition of the Loan are hereby amended to be $3,720,640, subject to the satisfactory review by Lender of the appraisal, prepared in contemplation of the extension of the Maturity Date (as defined below), which appraisal must establish a loan to value ratio of not more than sixty-nine percent (69%).

        6. The Borrower acknowledges that the outstanding principal balance under the Note is $3,708,049.39 on the date hereof.

        7. Section 1.1 of the Note is hereby deleted in its entirety and the following substituted therefore:

        "1.1 Initial Rate and Initial Payment. Interest shall accrue on the outstanding balance of the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of 8.7075% per annum until the first Rate Adjustment Date (as defined below). On each successive Rate Adjustment Date, the rate of interest at which interest accrues shall be adjusted to the then applicable LIBOR Rate (as defined below). Interest for the period beginning on the date of this Note and ending on and including the last day of the month in which this Note is dated shall be payable on the date hereof. Interest shall be paid in arrears and shall be computed on the basis of a 360-day year and actual number of days elapsed for any whole or partial month in which interest on the Loan is being calculated and shall be charged on the principal balance outstanding from time to time."

        8. Section 1.2 of the Note is hereby deleted in its entirety and the following substituted therefore:

        "1.2 Rate Adjustment Date and Payment Adjustment Dates. The interest rate shall be adjusted on the dates (each being a "Rate Adjustment Date") described in this paragraph. The first Rate Adjustment Date shall be March 1, 2001, and subsequent Rate Adjustment Dates shall fall on the first day of each subsequent one month anniversary thereafter. The first payment adjustment date shall be April 1, 2001, and subsequent payment adjustment dates shall fall on the first day of each calendar month thereafter during the term of the Loan."

        9. Section 1.4 of the Note is hereby deleted in its entirety and the following substituted therefore:

           "1.4 LIBOR Rate. The LIBOR Rate shall mean the average of London Interbank Offered Rates ("LIBOR") for a period of one (1) month determined solely by Holder as of each Rate Adjustment Date plus three hundred fifty (350) basis point per annum, determined in the manner herein set forth below. On each Rate Adjustment Date, Holder will obtain the one month LIBOR (in U.S. Dollar Deposits) from the appropriate Bloomberg Display Page available as of the close of business announced in the last business day of the month immediately preceding the Rate Adjustment Date. In the event Bloomberg ceases publication or ceases to publish the one month LIBOR, Holder shall select a comparable publication to determine the one month LIBOR and provide notice thereof to Borrower. LIBOR may or may not be the lowest rate on the market for




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U.S. Dollar Deposits in the London Interbank Eurodollar Market at which the
Holder prices loans on the date on which the LIBOR Rate is determined by the Holder as set forth above."

        10. By that certain Second Amendment to Promissory Note dated April 30, 2000, Section 2.2 of the Note was amended as follows:

            "2.2 Principal and Interest Payments. Commencing on May 1, 2000, and continuing on the first day of each calendar month thereafter through and including the Maturity Date (defined below), monthly payments of principal and interest shall be made in such amount as is necessary, taking into account the then effective LIBOR Rate, to fully amortize the unpaid principal balance of the Note on the date that is twenty-five (25) years after the first Rate Adjustment Date".

        11. Section 4 of the Note is hereby deleted in its entirety and the following substituted therefore:

        Section 4.  Maturity.

        Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon, to and including the Maturity Date (as defined below), (including interest accruing at the Default Rate) and all Late Fees (as defined below) shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on the earlier of: (a) January 1, 2002, or (b) the completion of the HUD refinance of the Loan (the "Maturity Date"). Notwithstanding anything contained herein, if repayment of the Loan is funded from the proceeds of any refinancing of the Loan pursuant to which Holder does not receive a contractually agreed upon sum for the arrangement thereof, then Borrower shall pay to Holder a premium equal to one-half of one percent (.05%) of the outstanding principal balance of the Note on the date of such prepayment.

        12. Section 5 of the Note is hereby deleted in its entirety and the following substituted therefore:

        "Section 5. Prepayment.

        Prepayment of the Loan in full or in part shall be permitted at any time during the term of the Loan without penalty, upon not less than thirty (30) and not greater than forty (40) days prior written notice to Lender specifying the date on which prepayment is to be made. Any such prepayment shall be credited, first, toward any Late Fees due hereunder, second, toward payment of any interest due at the Default Rate, third, toward payment of any interest due hereunder at the LIBOR Rate, and, fourth, toward payment of principal; provided, however, that if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied, first, to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence. Notwithstanding anything contained herein, if such prepayment set forth herein is funded from the proceeds of any refinancing of the Loan pursuant to which the Holder does not receive a contractually agreed upon sum for the arrangement thereof, then Borrower shall pay to Holder a repayment premium equal to





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one half of one percent (.05%) of the outstanding principal balance of the Note on the date of such prepayment (which balance shall be calculated exclusive of any voluntary partial prepayment)."

               Notwithstanding the execution of this Sixth Amendment, the indebtedness evidenced by the Note shall remain in full force and effect, and nothing contained herein shall be interpreted or construed as resulting in a novation of such indebtedness. The Borrower acknowledges and agrees that there are no offsets or defenses to payment of the obligations evidenced by the Note, as hereby amended, and hereby waives any defense, claim or counterclaim of the Borrower regarding the obligations of the Borrower under the Note, as hereby amended. The Borrower represents that there are no conditions of default or facts or consequences which will or could lead to a default under the obligations due from the Borrower under the Note, as amended herein.

               Except as expressly amended hereby, the Note shall remain in full force and effect in accordance with its terms, including, without limitation, the security and the guaranty for the Note.




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               IN WITNESS WHEREOF, the Lender and the Borrower have caused this
Sixth Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above.


                                        BORROWER:

                                        DMSC:

                                        DIVERSICARE AFTON OAKS, LLC, a
                                        Delaware limited liability company

                                        By: Diversicare Leasing Corp., its Sole
                                            Member

                                               By:
                                                  ------------------------------
                                                Its:
                                                    ----------------------------

                                        DIVERSICARE MANAGEMENT SERVICES CO.,
                                        a Tennessee corporation

                                        By
                                          --------------------------------------
                                         Its
                                            ------------------------------------

                                        LENDER:

                                        GMAC COMMERCIAL MORTGAGE CORPORATION,
                                        a California corporation

                                        By
                                          --------------------------------------
                                          James C. Thompson, Senior Vice
                                          President


         The Guarantor joins in the execution of this Sixth Amendment to confirm its acknowledgment and agreement to the terms contained herein.


                                        GUARANTOR:

                                        ADVOCAT, INC., a Delaware corporation


                                        --------------------------------------
                                        James F. Mills, Jr., CFO




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